Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Grocery Outlet Holding Corp. (the “Company”) on Form 10-Q for the period ended April 2, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric J. Lindberg, Jr., certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 11, 2022	By:	/s/ Eric J. Lindberg, Jr.
Eric J. Lindberg, Jr.
Chief Executive Officer
(Principal Executive Officer)